Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238120
The information in this prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus Supplement dated May 12, 2020
P R O S P E C T U S   S U P P L E M E N T
(To prospectus dated May 8, 2020)
$
Xilinx, Inc.
% Senior Notes due

We are offering $     million aggregate principal amount of     % Senior Notes due          (the “Notes”).
The Notes will mature on          , 20     . The Notes will bear interest at a rate of     % per annum. We will pay interest semi-annually on the Notes on     and     of each year, beginning          , 2020.
In the event of a Change of Control Triggering Event, as defined in this prospectus supplement, the holders may require us to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. We may redeem all or some of the Notes at our option and from time to time at the redemption prices described under “Description of Notes-Optional Redemption” in this prospectus supplement.
The Notes will be our unsecured senior obligations and will be equal in right of payment with all of our other existing and future unsecured senior indebtedness. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes will not be guaranteed by any of our subsidiaries. The obligations to make payments of principal and interest on the Notes are solely our obligations. Therefore, the Notes will be structurally subordinated to all obligations of our subsidiaries.
We have not applied, and do not intend to apply, for the listing of the Notes on any exchange or automated dealer quotation system. Currently, there is no public market for the Notes.
Investing in the Notes involves certain risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in our filings with the Securities and Exchange Commission (the “SEC”), including Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020, incorporated by reference herein, as well as the other information included and incorporated by reference herein.

Per Note	Total
Public offering price (1)%	$
Underwriting discount %	$
Proceeds, before expenses, to us (1)%	$
______________________

(1)	Plus accrued interest from , 2020, if settlement occurs after that date
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about          , 2020.

BofA Securities	Morgan Stanley	Wells Fargo Securities
Barclays	Citigroup	US Bancorp

The date of this prospectus supplement is          , 2020

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

S-i

We have not, and the underwriters have not, authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement or any such free writing prospectus is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement and such free writing prospectus, as applicable. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates or as of any such earlier date as of which such information is given. Our business, financial condition, results of operations and prospects may have changed since those dates.
Except with respect to the terms of the Notes, and unless otherwise indicated or required by the context, as used in this prospectus supplement, the terms “we,” “our,” “us,” “the Company” and “Xilinx” refer to Xilinx, Inc. and its consolidated subsidiaries. With respect to the discussion of the terms of the Notes on the cover page, in the section entitled “Prospectus Supplement Summary-The Offering” and in the section entitled “Description of Notes” in this prospectus supplement, as well as in the section entitled “Description of Debt Securities” in the accompanying prospectus, “we,” “our,” “us,” “the Company” and “Xilinx” refer only to Xilinx, Inc. and not to any of its consolidated subsidiaries.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the securities we may offer from time to time under our shelf registration statement described below, some of which may not apply to this offering of the Notes. If the description of the debt securities we may offer in the accompanying prospectus is different from the description of this offering of the Notes in this prospectus supplement or any applicable free writing prospectus, you should rely on the information contained in this prospectus supplement and such free writing prospectus, as applicable.
You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement before deciding whether to invest in the Notes offered by this prospectus supplement.
You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the Notes offered by this prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in our shelf registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Xilinx and the Notes offered by this prospectus supplement, reference is hereby made to our shelf registration statement. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at www.sec.gov and on our website at www.xilinx.com. You may also obtain from the SEC, through the SEC’s website, and from our website, a copy of our shelf registration statement, including exhibits thereto. Any references in this prospectus supplement to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement, and any such information should not be relied upon in connection with any investment decision to purchase any Notes.
INFORMATION INCORPORATED BY REFERENCE
We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement.
This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020;

•
Portions of the Definitive Proxy Statement for the 2019 Annual Meeting of Stockholders of Xilinx on Schedule 14A, filed with the SEC on June 21, 2019, that are incorporated by reference into Part III of our

S-iii

Annual Report on Form 10-K for the fiscal year ended March 30, 2019, filed with the SEC on May 10, 2019; and

•	Current Reports on Form 8-K, filed with the SEC on April 9, 2020 and May 8, 2020.
We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the date of this prospectus supplement to the end of the offering of the Notes. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. However, we are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any future current report on Form 8-K that we may file with the SEC.
You may obtain copies of any of these filings, to the extent they were or are filed electronically, through the SEC’s or our website as described above under the section entitled “Where You Can Find More Information.” Any references in this prospectus supplement to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement, and any such information should not be relied upon in connection with any investment decision to purchase any notes.
Documents incorporated by reference are also available, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by calling us at the following address and telephone number:
Xilinx, Inc.
2100 Logic Drive
San Jose, California 95124
(408) 559-7778
FORWARD LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be found throughout this prospectus supplement and the documents incorporated by reference herein, which may include discussions concerning our development efforts, strategy, new product introductions, backlog, litigation and other matters, including potential risks and other statements regarding the COVID-19 pandemic. Forward-looking statements involve numerous known and unknown risks and uncertainties and are based on current expectations that could cause actual results to differ materially and adversely from those expressed or implied. Such risks include, but are not limited to, those discussed throughout this prospectus supplement and the documents incorporated by reference herein, as well as under “Risk Factors” beginning on page S-5 and elsewhere in this prospectus supplement, and in our filings with the SEC, including Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020. Often, forward-looking statements can be identified by the use of forward-looking words, such as “may,” “will,” “could,” “should,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “would,” “intend,” “project” and other similar terminology, or the negative of such terms. We disclaim any responsibility to update or revise any forward-looking statement provided in this prospectus supplement, the documents incorporated by reference herein or in any of our other communications for any reason.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the Notes. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including our consolidated condensed financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, and in the documents that we subsequently file with the SEC.
Xilinx, Inc.
We design and develop programmable devices and associated technologies, including:

•
integrated circuits (“ICs”) in the form of programmable logic devices (“PLDs”), including programmable System on Chips (“SoCs”), three-dimensional ICs and Adaptive Compute Acceleration Platform (“ACAP”): a highly integrated multi-core heterogeneous compute platform;

•	software design tools to program the PLDs;

•	software development environments and embedded platforms;

•	targeted reference designs;

•	printed circuit boards; and

•	intellectual property (“IP”), which consists of Xilinx and various third-party verification and IP cores.
In addition to our programmable platforms, we provide design services, customer training, field engineering and technical support.
We develop highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies - from the endpoint to the edge to the cloud. Xilinx is the inventor of field programmable gate arrays (“FPGA”), hardware programmable SoCs and ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. Our product portfolio is designed to provide high integration and quick time-to-market for electronic equipment manufacturers in sub-markets such as data center, wireless, wireline, aerospace and defense, test, measurement and emulation, industrial, scientific and medical, automotive, audio, video and broadcast and consumer. In our fiscal year ended March 30, 2019, sales of our SoC products comprised 17% of our total revenue, and that number grew to 23% in our fiscal year ended March 28, 2020, with sales of our FPGA and other products making up the remainder of our total revenue, in each case.
We sell our products and services through independent domestic and foreign distributors and through direct sales to original equipment manufacturers and electronic manufacturing service providers. Sales are generated by these independent distributors, independent sales representatives or our direct sales organization.
Xilinx was founded and incorporated in California in February 1984. In April 1990, Xilinx was reincorporated in Delaware. Our corporate facilities and executive offices are located at 2100 Logic Drive, San Jose, California 95124, our phone number is (408) 559-7778 and our website address is www.xilinx.com. Any references in this prospectus supplement to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement, and any such information should not be relied upon in connection with any investment decision to purchase any notes.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete understanding of the Notes, see the “Description of Notes” section in this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus.

Issuer	Xilinx, Inc.

Notes offered	$ aggregate principal amount of our % Senior Notes due 20 .

Maturity date	The Notes will mature on , 20 .

Interest rate	The Notes will bear interest from , 2020 at the rate of % per annum.

Interest payment dates	and of each year, beginning on , 2020.

Ranking	The Notes will:

• be equal in right of payment with all our existing and future senior unsecured indebtedness, including our existing senior notes and any future borrowings under our credit facility;

• be senior in right of payment to our existing and future indebtedness, if any, that are by their terms expressly subordinated or junior in right of payment to the Notes; and

•     be structurally subordinated in right of payment to all of our subsidiaries’ existing and future indebtedness and other obligations (including secured and unsecured obligations and trade payables) and effectively subordinated in right of payment to our existing and future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness.

As of March 28, 2020:

• we had a $400.0 million senior unsecured revolving credit facility, under which there has been no borrowing;

•     we had $1.25 billion principal amount of consolidated indebtedness outstanding (excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP), all of which would be equal in right of payment with the Notes;

• we had no secured indebtedness outstanding; and

•     our subsidiaries had no indebtedness and approximately $296.8 million of other liabilities outstanding (excluding intercompany obligations and liabilities of a type not required to be recorded on a balance sheet in accordance with GAAP), all of which would be structurally senior to the Notes.

Change of control triggering event

In the event of a change of control triggering event, as defined in this prospectus supplement, each holder may require us to purchase for cash all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of Notes-Purchase of Notes Upon a Change of Control Triggering Event.”

Optional redemption	We may redeem the Notes at any time in whole or in part, at the redemption prices described in this prospectus supplement. See “Description of Notes-Optional Redemption.”

Certain covenants	The indenture governing the Notes will, among other things, limit our ability to:

• create liens on certain assets to secure debt;

• enter into certain sale and leaseback transactions; and

• consolidate, merge, sell or otherwise dispose of all or substantially all of our assets.

See “Description of Notes-Certain Covenants” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus

Use of proceeds
We intend to use the net proceeds of this offering, after deducting the underwriting discount and offering expenses, for general corporate purposes, which may include the refinancing or repayment of debt (including our 3.000% senior notes due 2021 (“2021 Notes”)). See “Use of Proceeds.”
Certain of the underwriters or their affiliates from time to time may hold a portion of our 2021 Notes and, as a result, may receive a portion of the net proceeds of this offering to the extent the net proceeds are used to fund such refinancing and repayment of our 2021 Notes. See “Underwriting.”

DTC eligibility
The Notes will be issued in fully registered book-entry form and will be represented by permanent global notes without coupons (“Global Notes”). Global Notes will be deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”). Investors may elect to hold interests in the Global Notes through DTC and its direct or indirect participants as described in this prospectus supplement under “Description of Notes-Book-Entry Delivery and Form.”

Further issues
We may, without notice to or consent of the holders or beneficial owners of the Notes, issue additional notes having the same priority, interest rate, maturity and/or other terms as the Notes (other than the date of issuance, public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), without limitation as to aggregate principal amount. Any such additional notes issued could be considered part of the same series of notes under the indenture as the Notes offered hereby, provided that if the additional notes are not fungible with the Notes for United States federal income tax purposes, the additional notes will have one or more separate CUSIP numbers.

Trading	The Notes will not be listed on any securities exchange or included in any automated quotation system. The Notes will be new securities for which there is currently no public market.

Form and denomination	The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk factors
You should refer to the section entitled “Risk Factors,” beginning on page S-5 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 for a discussion of certain risks involved in investing in the Notes.

For additional information regarding the Notes, see the “Description of Notes” section in this prospectus supplement and the “Description of Debt Securities” section in the accompanying prospectus.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following table presents our summary consolidated financial data as of and for the periods indicated. The consolidated statements of income for the fiscal years ended March 28, 2020, March 30, 2019 and March 31, 2018 and the balance sheet data as of March 28, 2020 and March 30, 2019 have been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 filed with the SEC, which is incorporated herein by reference. The balance sheet data as of March 31, 2018 has been derived from our audited consolidated financial statements, which are not incorporated by reference herein. You should read the following table in conjunction with our audited consolidated financial statements and related notes in our Annual Report on Form 10‑K for the fiscal year ended March 28, 2020.

	Years Ended
	March 28, 2020	March 30, 2019	March 31, 2018
	(In thousands)
Consolidated Statements of Income Data
Net revenues	$3,162,666	$3,059,040	$2,467,023
Cost of revenues	1,047,630	955,868	743,419
Gross margin	2,115,036	2,103,172	1,723,604
Operating expenses:
Research and development	853,589	743,027	639,750
Selling, general and administrative	432,308	398,416	362,329
Amortization of acquisition-related intangibles	8,889	4,930	2,152
Restructuring charges and executive transition costs	28,362	—	33,351
Total operating expenses	1,323,148	1,146,373	1,037,582
Operating income	791,888	956,799	686,022
Interest and other income, net	42,096	11,533	5,357
Income before income taxes	833,984	968,332	691,379
Provision for income taxes	41,263	78,582	227,398
Net income	$792,721	$889,750	$463,981
Consolidated Balance Sheet Data (at end of period)
Total assets	4,693,334	5,151,348	5,060,547
Long-term debt	747,110	1,234,807	1,214,440
Other long-term liabilities	545,494	579,996	573,809
Total stockholders’ equity	2,315,049	2,861,509	2,360,353

RISK-FACTORS
An investment in the Notes involves certain risks. You should carefully consider the risk factors described under “Risk Factors” below and in our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the Notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.
Risks Related to the Notes
We have indebtedness that could adversely affect our financial condition and prevent us from fulfilling our debt obligations.
The aggregate amount of our consolidated indebtedness as of March 28, 2020 was $1.25 billion (principal amount), which consisted of $500.0 million in aggregate principal amount of our 2021 Notes and $750.0 million principal amount of our 2.950% senior notes due 2024 (“2024 Notes”). We also may incur additional indebtedness in the future, including future borrowings under our credit facility. Our indebtedness may:

•	make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the Notes and our other indebtedness;

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions or other general corporate purposes;

•	limit our ability to use our cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions or other general business purposes;

•	require us to use a portion of our cash flow from operations to make debt service payments;

•	limit our flexibility to plan for, or react to, changes in our business and industry;

•	place us at a competitive disadvantage compared to our less leveraged competitors; and

•	increase our vulnerability to the impact of adverse economic and industry conditions.
Our ability to meet our debt service obligations will depend on our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control.
The agreements governing our debt obligations contain covenants that may adversely affect our ability to operate our business.
The indentures governing our existing senior notes contain, the indenture governing the Notes offered hereby will contain and the agreements governing any future debt obligations may contain various covenants limiting our and our subsidiaries’ ability to, among other things:

•	create certain liens on principal property or the capital stock of certain subsidiaries;

•	enter into certain sale and leaseback transactions with respect to principal property; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all our assets, taken as a whole, to another person.

A failure to comply with these covenants or other provisions in these agreements could result in events of default under the agreements, which could permit acceleration of the related debt obligations, as well as other debt obligations. Any required repayment as a result of such acceleration could have a material adverse effect on our business, results of operations, financial condition or cash flows.
The Notes are structurally subordinated to the liabilities of our subsidiaries, which may affect your ability to receive payments on the Notes.
The Notes are obligations exclusively of Xilinx, Inc. We currently conduct a significant portion of our operations through our subsidiaries, and our subsidiaries have liabilities in connection with these operations. In addition, we intend to conduct additional operations through our subsidiaries in the future and, accordingly, our subsidiaries’ liabilities will likely increase. Therefore, our cash flow and our ability to service our debt, including the Notes, partially depends upon the earnings of our subsidiaries, and we depend on the distribution of earnings, loans or other payments by those subsidiaries to us.
Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due on the Notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.
Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of our subsidiary’s creditors, including trade creditors and preferred stockholders, if any. As of March 28, 2020, our subsidiaries had no indebtedness and approximately $296.8 million of other liabilities outstanding (excluding intercompany liabilities and liabilities of a type not required to be recorded on a balance sheet in accordance with GAAP) to which the Notes would have been structurally subordinated. The Notes do not restrict the ability of our subsidiaries to incur additional liabilities. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.
The Notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the Notes.
The Notes are our senior unsecured general obligations, and are equal in right of payment with all of our other existing and future senior unsecured indebtedness, including our existing senior notes and any future borrowings under our credit facility. The indenture governing the Notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets will be subject to prior claims by our secured creditors to the extent of the value of the assets securing such claim. In the event of our bankruptcy, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the Notes only after all debt secured by those assets has been repaid in full. Holders of the Notes will participate in our remaining assets ratably with all of our other unsecured and senior creditors, including our trade creditors.
As of March 28, 2020, we had no secured indebtedness outstanding.
We may still be able to incur substantially more indebtedness.
We may be able to incur substantial indebtedness in the future. The terms of the indenture governing the Notes will not prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the Notes, the holders of that indebtedness will be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company.

We may not be able to purchase all of the Notes upon a change of control triggering event, which would result in a default under the Notes.
We will be required to offer to purchase the Notes upon the occurrence of a change of control triggering event as provided in the indenture governing the Notes. However, we may not have sufficient funds to purchase the Notes in cash at the time of any change of control triggering event. In addition, our ability to purchase the Notes for cash may be limited by law or the terms or other agreements relating to our indebtedness outstanding at the time. Accordingly, we may not be able to satisfy our obligations to purchase your Notes unless we are able to refinance or obtain consents from the holders of such indebtedness. Our failure to purchase your Notes upon a change of control triggering event would be an event of default under the indenture and could cause a cross-default or acceleration under certain agreements governing our other indebtedness, including our credit facility and our existing senior notes. In addition, the change of control itself could constitute an event of default under certain agreements governing our other existing or future indebtedness, if any.
The limited covenants in the indenture for the Notes and the terms of the Notes do not provide protection against some types of important corporate events and may not protect your investment.
The indenture for the Notes does not:

•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to issue securities or otherwise incur indebtedness, which could effectively rank senior to the Notes;

•	limit our ability to incur substantial secured indebtedness that would effectively rank senior to the Notes to the extent of the value of the assets securing the indebtedness;

•	limit our ability to incur indebtedness that is equal in right of payment to the Notes;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes.
Furthermore, the indenture for the Notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the Notes. For these reasons, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the Notes.
Illiquidity and an absence of a public market for the Notes could cause purchasers of the Notes to be unable to resell the Notes.
The Notes constitute a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. An active trading market for the Notes may not develop or, if such market develops, it could be very illiquid.
Holders of the Notes may experience difficulty in reselling, or an inability to resell, the Notes. If no active trading market develops, the market price and liquidity of the Notes may be adversely affected, and you may not be able to resell your Notes at their fair market value, at the initial offering price or at all. If a market for the Notes develops, any such market may be discontinued at any time. If a trading market develops for the Notes, future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, the liquidity of the issue, the market for similar securities and other factors, including our financial condition and prospects and the financial condition and prospects of our industry. In particular, if prevailing interest rates increase, the market price of the notes would be adversely affected.
A downgrade of our credit ratings could adversely impact your investment in the Notes.
We are subject to periodic review by independent credit rating agencies. Increases in the level of our outstanding indebtedness, repurchases of our equity by us, or other events could cause the rating agencies to downgrade, place on negative watch, withdraw their ratings or change their outlook on our debt credit rating generally and the ratings on the Notes in particular, which could adversely impact the trading prices for, or the liquidity of, the Notes. Any such downgrade, placement on negative watch or change in outlook could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.
The credit ratings assigned to the Notes may not reflect all risks of an investment in the Notes.
The credit ratings assigned to the Notes reflect the rating agencies’ assessments of our ability to make payments on the Notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the Notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the Notes.
The negative covenants in the indenture that govern the Notes may have a limited effect.
The indenture governing the Notes contains covenants limiting our ability and the ability of certain of our subsidiaries to create certain liens on principal property or the capital stock of certain subsidiaries, to secure certain indebtedness and to enter into certain sale and leaseback transactions with respect to principal property, and our ability to consolidate or merge with, or sell, convey or lease all or substantially all our assets to another person. The covenants limiting liens and sale and leaseback transactions contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets. See “Description of Notes-Certain Covenants” in this prospectus supplement. In light of these exceptions and other factors described above, the Notes may be effectively subordinated to new secured indebtedness or subsidiary indebtedness.
Optional redemption may adversely affect your return on the Notes.
We have the right to redeem some or all of the Notes prior to maturity. We may redeem these Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon redemption in a comparable security at an effective interest rate as high as that of the Notes.
You may not be able to determine when a change of control triggering event has occurred.
The definition of change of control, which is a condition precedent to a change of control triggering event, includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your Notes as a result of a sale, lease or transfer of less than all of our assets to another individual, group or entity may be uncertain.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $             million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, which may include the refinancing or repayment of debt (including the $500 million aggregate outstanding principal amount of our 2021 Notes, which mature on March 15, 2021).
Certain of the underwriters or their affiliates from time to time may hold a portion of our 2021 Notes and, as a result, may receive a portion of the net proceeds of this offering to the extent the net proceeds are used to fund such refinancing and repayment of our 2021 Notes. See “Underwriting.”

CAPITALIZATION
The following table sets forth our capitalization as of March 28, 2020:

•	on an actual basis; and

•	on an as adjusted basis to reflect the sale of the Notes, after deducting the underwriting discount and estimated offering expenses payable by us.
You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended March 28, 2020.

	March 28, 2020
	Actual	As adjusted
	(In thousands)
2.95% Senior Notes due 2024(1)	$747,110	$747,110
3.00% Senior Notes due 2021(1)	499,260	499,260
% Senior Notes due offered hereby	—
Total debt	1,246,370
Total stockholders’ equity	2,315,049	2,315,049
Total capitalization	$3,561,419
______________________

(1)
Amounts shown reflect the net carrying value of the Notes, after deducting the debt discounts and debt issuance costs. See Note 12 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 28, 2020.

DESCRIPTION OF NOTES
The following description of the particular terms of the Notes supplements and, to the extent inconsistent with, supersedes the description of the general terms and provisions of debt securities set forth under “Description of Debt Securities” in the accompanying prospectus. This “Description of Notes” section, together with the “Description of Debt Securities” section of the accompanying prospectus, together are only a summary of certain terms of the Notes offered hereby and do not purport to be complete. The Notes will be issued under and governed by an indenture, dated as of May      , 2020 as supplemented by a supplemental indenture to be dated as of May      , 2020, (as so supplemented, the “indenture”). U.S. Bank National Association will act as trustee for the Notes (the “trustee”). The following description is subject to, and is qualified in its entirety by reference to, the indenture, including definitions therein of certain terms.
As used in the following description, the terms “Xilinx,” “we,” “our” and “us” refer to Xilinx, Inc., a Delaware corporation, and not any of its subsidiaries, unless the context requires otherwise.
We urge you to read the indenture (including definitions of terms used therein) because it, and not this description, defines your rights as a beneficial holder of the Notes. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You may also request copies of the indenture from us at our address set forth under “Where You can Find More Information” in the accompanying prospectus.
General
The Notes will be our senior unsecured obligations issued under the indenture. The trustee will act as registrar, paying agent and authenticating agent.
The Notes will initially be limited to $     million aggregate principal amount and will mature on            , 20   . The Notes will be issued only in fully registered form without coupons, in minimum denominations of $2,000 with any integral multiples of $1,000 in excess thereof. The Notes will be senior unsecured obligations of Xilinx and will be equal in right of payment with all of our other existing and future senior unsecured indebtedness, including our existing senior notes and any future borrowings under our credit facility. The Notes will be senior in right of payment to our existing and future indebtedness, if any, that by its terms is expressly subordinated or junior in right of payment to the Notes, and effectively subordinated in right of payment to our existing and future secured indebtedness, if any, to the extent of the assets securing such indebtedness. As of March 28, 2020, we had consolidated indebtedness of $1.25 billion (excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP), all of which would have been equal in right of payment with the Notes (and we had $400.0 million available for future borrowings under our credit facility), and we had no secured indebtedness outstanding.
The Notes will not be guaranteed by any of our subsidiaries and thus will be effectively subordinated in right of payment to all existing and future indebtedness or other liabilities, including trade payables, of our subsidiaries. As of March 28, 2020, our subsidiaries had no indebtedness and approximately $296.8 million of other liabilities outstanding (excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet in accordance with GAAP). However, as discussed below, the indenture for the Notes does not restrict us or our subsidiaries from incurring any additional unsecured indebtedness. The Notes are not subject to, and do not have the benefit of, any sinking fund.
The Notes will bear interest at a fixed rate per year of            % from         , 2020, to, but excluding, the maturity date. Interest on the Notes will be payable semi-annually in arrears on             and             of each year, starting on            , 2020. All payments of interest on the Notes will be made to the persons in whose names the Notes are registered on the             or             next preceding the applicable interest payment date.
Interest on the Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.

The Notes will initially be evidenced by one or more Global Notes deposited with a custodian for, and registered in the name of Cede & Co, as nominee of DTC. Except as described herein, beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. We do not intend to list the Notes on any national securities exchange or include the Notes in any automated quotation systems.
Payments of principal of, premium, if any, on and interest on the Notes issued in book-entry form will be made as described below under “-Book-Entry Delivery and Form-Depositary Procedures.” Payments of principal of, premium, if any, on and interest on the Notes issued in definitive form, if any, will be made as described below under “-Book-Entry Delivery and Form-Payment and Paying Agents.”
Interest payable on any interest payment date or the maturity date shall be the amount of interest accrued from, and including, the most recent interest payment date in respect of which interest has been paid or duly provided for (or from and including the initial issue date, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such interest payment date or maturity date, as the case may be.
If a payment date falls on a day that is not a Business Day (as defined below), the related payment will be made on the next succeeding Business Day as if made on the date the payment was due. No interest will accrue on such payment for the period from and after such payment date, as the case may be, to the date of such payment on the next succeeding Business Day.
We may, without notice to or consent of the holders or beneficial owners of the Notes, issue additional notes having the same priority, interest rate, maturity and/or other terms as the Notes offered hereby (other than the date of issuance, public offering price and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), without limitation as to aggregate principal amount. Any such additional notes issued could be considered part of the same series of notes under the indenture as the Notes offered hereby, provided that if the additional notes are not fungible with the Notes for United States federal income tax purposes, the additional notes will have one or more separate CUSIP numbers.
The indenture does not contain any provisions that would limit our ability to incur additional unsecured indebtedness or require the maintenance of financial ratios or specified levels of net worth or liquidity.
Optional Redemption
General
The Notes may be redeemed in whole or in part at our option at any time or from time to time prior to            , 20    (the “Par Call Date”) at a redemption price equal to the greater of: (1) 100% of the aggregate principal amount of the Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus          basis points, in each case, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. On or after the Par Call Date, the Notes may be redeemed at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
“Business Day” means, unless otherwise provided for a particular series of notes, any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes (assuming for this purpose that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term of the Notes.
“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of such quotations or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
“Reference Treasury Dealer” means (a) BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (or, for each, one of its affiliates that is a primary U.S. Government securities dealer) and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer, we will substitute another primary U.S. Government securities dealer, and (b) at least two other nationally recognized investment banking firms selected by us that are primary U.S. Government securities dealers.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on (i) the third Business Day preceding such redemption date or (ii) in the case of a redemption in connection with a legal defeasance, covenant defeasance or discharge with respect to the Notes, the third Business Day preceding the date the deposit is made with the trustee.
“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption, assuming the Notes matured on the Par Call Date; provided, however, that if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
“Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis), computed as of (i) the third Business Day preceding that redemption date or (ii) in the case of a redemption in connection with a legal defeasance, covenant defeasance or discharge with respect to the Notes, the third Business Day preceding the date the deposit is made with the trustee, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Business Day.
Except as described above, the Notes will not be redeemable by us prior to maturity.
Selection and Notice of Redemption
The notice of redemption will state the amount of Notes to be redeemed, the redemption date and any conditions to such redemption. At our request, the trustee shall give the notice of redemption in our name. In the event that we choose to redeem less than all of the Notes, selection of the Notes for redemption will be made by the trustee by lot, pro rata or by such method as the trustee shall deem fair and appropriate; provided, that if the Notes are in book-entry only form, interests in such Notes shall be selected for redemption by DTC in accordance with its standard procedures therefor.
No Notes of a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be sent by first-class mail, or, in the case of book-entry Notes, in accordance with accepted practices and procedures of DTC, at least 15 but not more than 60 days before the redemption date to each registered holder of Notes to be redeemed, except that such notice may be greater than 60 days in the case of a redemption in connection with a legal defeasance, covenant defeasance or discharge with respect to the Notes. The redemption date must be a Business

Day. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption. Additionally, at any time, we may repurchase Notes in the open market, by private agreement or otherwise and may hold such Notes or surrender such Notes to the trustee for cancellation.
Purchase of Notes Upon a Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, unless we have given notice to redeem the Notes as described above under “-Optional Redemption” and except as set forth in the third succeeding paragraph below, each holder of Notes will have the right to require that we purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at our option, prior to any Change of Control but after public announcement of the transaction that constitutes or may constitute the Change of Control, we must send a notice to each holder of Notes, with a copy to the trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date of such notice or, if the notice is delivered prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs, other than as may be required by law (the “Change of Control Payment Date”). The notice will, if sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of definitive Notes electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice, and holders of Global Notes must transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
Our ability to pay cash to the holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required purchases of the Notes or our other debt (including our existing senior notes) that have a similar repurchase requirement. In addition, even if we have sufficient funds, we may be prohibited from repurchasing the Notes under the terms of our other debt instruments, although such failure to repurchase the Notes would constitute an event of default under the indenture, and may constitute an event of default under our other debt instruments, including our credit facility and existing senior notes. In addition, the change of control itself may constitute an event of default under our other debt instruments, including our credit facility.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements for such an offer made by us, and such third party purchases all notes properly tendered and not withdrawn under its offer.
We will comply with any applicable requirements of Rule 14e-1 under the Exchange Act, and any other applicable requirements of securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Change of Control Offer.
To the extent that the provisions of any such securities laws or regulations are applicable and conflict with the “Change of Control Triggering Event” provisions of the indenture, we will comply with those securities laws and regulations and shall not be deemed to have breached our obligations under the “Change of Control Triggering Event” provisions of the indenture by virtue of any such conflict.

“Capital Stock” means:

(1)
in the case of a corporation, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such person;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of such person; and

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).
“Change of Control” means the occurrence of any one or more of the following events:

(4)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than to us or one or more of our direct or indirect subsidiaries;

(5)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of our Voting Stock; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

(6)
we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of any surviving person immediately after giving effect to such transaction; or

(7)	the adoption by our board of directors or our stockholders of a plan relating to our liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) either (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction, in the aggregate, are substantially the same and in substantially the same proportion as the holders of our Voting Stock, in the aggregate, immediately prior to that transaction or (B) immediately following that transaction no “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of clause (i) above) becomes the beneficial owner, directly or indirectly, of a majority of total voting power of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and an equivalent rating of another “nationally recognized statistical rating organization”

within the meaning of Section 3(a)(62) of the Exchange Act, if such other organization shall provide a rating of the Notes, or, if applicable, the equivalent investment grade credit rating from any Substitute Rating Agency.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agency” means Moody’s and any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act if Moody’s or such other organization shall provide a rating of the Notes, and if either of Moody’s or such other organization ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, any Substitute Rating Agency in lieu thereof.
“Rating Event” means the Notes cease to be rated Investment Grade by (i) each Rating Agency, if Moody’s and one or more other Rating Agencies provides a rating of the Notes or (ii) Moody’s, if no other Rating Agency provides a rating of the Notes, on any day during the period (the “Trigger Period”) commencing on the earlier of (a) the first public notice of the occurrence of a Change of Control or (b) the public announcement by us of our intention to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible rating downgrade by any of the Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the Notes below Investment Grade or (y) publicly announces that it is no longer considering the Notes for possible downgrade, provided that no such extension will occur if on such 60th day the Notes are rated Investment Grade by at least one of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agency). Unless at the commencement of any Trigger Period, either (i) at least two Rating Agencies are then providing a rating for the Notes or (ii) Moody's is then providing a rating for the Notes (if no other Rating Agency is then providing a rating of the Notes), then the Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agencies during that Trigger Period.
“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our board of directors or a committee thereof) as a replacement agency for Moody’s or another Rating Agency, in each case, that provides a rating of the Notes.
“Voting Stock” of any specified person as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.
Certain Covenants
The indenture will contain the following covenants:
Limitation on Liens
We will not (nor will we permit any Restricted Subsidiary to) issue, incur, create, assume or guarantee any Secured Debt without securing the Notes equally and ratably with or prior to that Secured Debt unless the total amount of all Secured Debt and Attributable Debt (other than Permitted Reinvested Attributable Debt) with which the Notes are not at least equally and ratably secured would not exceed the greater of (i) $400 million and (ii) 15% of our Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions
Subject to the following paragraph of this section, we will not (nor will we permit any Restricted Subsidiary to) enter into any lease with a term longer than three years covering any of our or any Restricted Subsidiary’s Principal Property that is sold to any other person in connection with that lease unless an amount equal to the net proceeds from the sale is applied within 270 days of such sale to the retirement of our or any Restricted Subsidiary’s debt that is at least pari passu with the Notes (including, for avoidance of doubt, the Notes, our existing senior notes and, if we have any future borrowings thereunder, our credit facility) or the purchase or development of Principal Property.
However, we or our Restricted Subsidiaries may enter into a sale and lease-back transaction with respect to Principal Property without being required to apply the net proceeds as required by the foregoing paragraph if the sum of the following amounts would not exceed the greater of (i) $400 million and (ii) 15% of our Consolidated Net Tangible Assets:

(a)	the Attributable Debt (other than Permitted Reinvested Attributable Debt) with respect to all such sale and lease-back transactions entered into after the date of initial issuance of the Notes; and

(b)	the total amount of Secured Debt.
Certain Definitions
As used in this section, the following terms have the meanings set forth below.
“Attributable Debt” with regard to a sale and lease-back transaction of Principal Property means the lesser of:

(1)	the fair market value of such Principal Property as determined in good faith by our board of directors; or

(2)
discounted present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture (which may include debt securities in addition to the Notes such as our existing senior notes) determined on a weighted average basis and compounded semi-annually) of all net rentals under the lease.

“Consolidated Net Tangible Assets” means, at any date on which we effect a transaction requiring such Consolidated Net Tangible Assets to be measured hereunder, the total assets (less applicable reserves) appearing on our most recent consolidated balance sheet, prepared in accordance with GAAP, after deducting:

(1)	total current liabilities, excluding notes and loans payable, current maturities of long-term indebtedness, and current maturities of capital leases; and

(2)	intangible assets, to the extent included in total assets.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, including without limitation, those set forth in the Accounting Standards Codification of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.
“Indebtedness” of any specified person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments.
“Lien” means a mortgage, security interest, pledge, lien, charge or other encumbrance of any kind (including any conditional sale or other title retention agreement and any agreement to give any security interest).

“Permitted Reinvested Attributable Debt” means any Attributable Debt arising from a sale and lease-back transaction with respect to which the net proceeds from the sale are applied in accordance with the first paragraph under “-Limitation on Sale and Leaseback Transactions.”
“Principal Property” means the land, improvements, buildings, fixtures and equipment (including any leasehold interest therein) owned by us or a Restricted Subsidiary located in the United States that constitutes our principal corporate office, any manufacturing plant or any manufacturing facility and that has a gross book value (including related land, machinery and equipment without deduction of any depreciation reserves) of not less than 1.00% of our Consolidated Net Tangible Assets as of the determination date. Principal Property does not include any Property that our board of directors has determined in good faith not to be of material importance to the business conducted by us and our subsidiaries, taken as a whole.
“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.
“Restricted Subsidiary” means any subsidiary that owns any Principal Property other than:

(1)	any subsidiary primarily engaged in financing receivables or in the finance business; or

(2)
any of our less than 80%-owned subsidiaries if the common stock of such subsidiary is traded on any national securities exchange or quoted on the Nasdaq Global Market or on the over-the-counter markets.

“Secured Debt” means any of our Indebtedness or any Indebtedness of a Restricted Subsidiary, in each case secured by a Lien on either any Principal Property or on the stock of a Restricted Subsidiary. Secured Debt does not include Indebtedness secured by:

(1)	Liens on Property existing at the time of acquisition of the Property by us or any Restricted Subsidiary, whether or not assumed;

(2)
Liens on Property of a person existing at the time such person becomes a Restricted Subsidiary provided that such Liens were not incurred in anticipation of such person becoming a Restricted Subsidiary and do not extend to any other Property of us or any other Restricted Subsidiary (other than direct or indirect subsidiaries of the Restricted Subsidiary so acquired);

(3)
Liens to secure payment of all or any part of the cost of acquisition, construction, development or improvement of any Property, or to secure any Indebtedness to finance such cost of acquisition, construction, development or improvement that is incurred within 24 months after the later of (i) the completion of the acquisition, construction, development or improvement thereof, and (ii) the placing in operation of such Property or of such Property as so constructed, developed or improved;

(4)	Liens to secure Indebtedness owing to us or to a Restricted Subsidiary;

(5)	Liens existing at the date of the indenture;

(6)
Liens on Property of an entity existing at the time such entity is merged or consolidated with us or a Restricted Subsidiary provided that such Liens were not incurred in anticipation of such merger or consolidation and do not extend to any Property of us or any other Restricted Subsidiary other than that of the person merged into or consolidated with us or a Restricted Subsidiary and its direct or indirect subsidiaries;

(7)
Liens on Property of an entity at the time of a sale or lease of the Property of such entity as an entirety or substantially as an entirety to us or a Restricted Subsidiary provided that such Liens were not incurred in anticipation of such sale or lease and do not extend to any other Property (other than any additions, accessions, parts, improvements and attachments thereto, and the products and proceeds of the Property so acquired);

(8)	Liens incurred to finance the acquisition or construction of Property secured by liens in favor of the United States or a political subdivision of the United States;

(9)
Liens for taxes, assessments or other governmental charges not yet due or payable or not overdue for a period of more than 60 days or that are being contested by us or a Restricted Subsidiary, and for which we maintain adequate reserves in accordance with GAAP;

(10)	Liens incurred in connection with an asset acquisition or a project financed with a non-recourse obligation;

(11)
Liens in favor of materialmen, mechanics, workmen or repairmen, landlord’s Liens for rent or other similar Liens arising, in each case, in the ordinary course of business in respect of obligations which are not overdue or which are being contested by us or any Restricted Subsidiary in good faith and by appropriate proceedings;

(12)	Liens consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property;

(13)	Liens arising by reason of deposits with, or giving any form of security to, any governmental agency or any body created or approved by law or government regulation;

(14)
Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against us or any Restricted Subsidiary with respect to which we or any of our Subsidiaries is in good faith prosecuting an appeal or proceedings for review for which the time to make an appeal has not yet expired, and Liens relating to final unappealable judgments that are satisfied within 60 days of the date of judgment or Liens incurred by us or any Restricted Subsidiary for the purposes of obtaining a stay or discharge in the course of any litigation proceeding to which we our any of our Subsidiaries is a party;

(15)	Liens on receivables from customers sold to third parties pursuant to credit arrangements in the ordinary course of business;

(16)	Liens relating to hedging and similar arrangements entered into in the ordinary course of business, including without limitation interest rate or foreign currency hedging arrangements;

(17)
Liens incurred or deposits made by us or our Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds or other similar obligations (exclusive of obligations for the payment of borrowed money);

(18)	Liens on property incurred in permitted sale and lease-back transactions; or

(19)
Liens constituting any extension, renewal or replacement of any Liens listed above to the extent the principal amount of the indebtedness secured by such Lien is not increased (except to the extent of any premiums, fees or other costs associated with any such extension, renewal or replacement) and the Property encumbered by any such Lien is the same as or substantially similar in nature to the Property encumbered by the Lien being extended, renewed or replaced.

Merger, Consolidation or Sale of Assets
Subject to some exceptions, the indenture provides that the we may not consolidate with, merge into or sell, convey or lease all or substantially all of our assets to any person unless the successor person is (if not us) a person organized under the laws of the United States of America, any State thereof or the District of Columbia and assumes our obligations on the Notes and under such indenture, and immediately after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and certain other conditions are met.
Events of Default
Each of the following is an “event of default” with respect to the Notes:

(1)	default in the payment of principal of, or premium, if any, on, any Note when due and payable;

(2)
default in the payment of any interest on any Note when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such defaulted payment (including applicable interest, if any, on such payment) is deposited by us with the trustee or with a paying agent prior to the expiration of such 30-day period);

(3)	failure to make a Change of Control Payment when due and payable in accordance with the terms of the indenture;

(4)
default in the performance or breach of any other covenant by us in the indenture (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than the Notes), which default continues uncured for a period of 90 days after we receive, by registered or certified mail, written notice from the trustee or we and the trustee receive, by registered or certified mail, written notice from the holders of not less than 25% in principal amount of the outstanding Notes as provided in the indenture; and

(5)	certain events of bankruptcy, insolvency or reorganization of Xilinx.
An event of default with respect to the Notes (except as to certain events of bankruptcy, insolvency or reorganization involving Xilinx) may, but will not necessarily constitute an event of default with respect to any other debt securities, including our existing senior notes or any other series of debt securities we may issue in the future. The occurrence of an event of default may constitute an event of default under our credit facility or any other bank credit agreements that may be in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that may be outstanding from time to time.
If an event of default with respect the Notes (other than an event of default regarding certain events of bankruptcy, insolvency or reorganization of Xilinx) shall have occurred and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, to, but excluding, the date of acceleration on all Notes to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), specifying the event of default, and upon such declaration in compliance with the indenture, such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization involving Xilinx, the principal of and accrued and unpaid interest, if any, to, but excluding, the date of acceleration on all outstanding Notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding Notes. At any time after such a declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due on acceleration has been obtained by the trustee as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such a declaration and its consequences, including any related payment default that resulted from such acceleration, if all events of default with respect to the Notes, other than the non-payment of accelerated principal and interest, if any, with respect to the Notes, have been cured or waived as provided in the indenture.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of the Notes of any default or event of default (except in payment on any Notes) with respect to the Notes if it in good faith determines that withholding notice is in the interest of the holders of those Notes.
Defeasance and Discharge
The accompanying prospectus contains a description of our legal defeasance, covenant defeasance and discharge options with respect to the Notes under “Description of Debt Securities-Defeasance” and “Description of Debt Securities-Discharge of the Indenture.” If we exercise the covenant defeasance option with respect to the Notes, we may terminate at any time our obligations with respect to the notes under the covenants described under “-Certain Covenants,” “-Purchase of Notes Upon a Change of Control Triggering Event,” and “-Merger, Consolidation or Sale of Assets” above as well as under “Description of Debt Securities-SEC Reports” and “Description of Debt Securities-Merger, Consolidation or Sale of Assets” in the accompanying prospectus and under all related events of default.
Book-Entry Delivery and Form
The Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.
The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, and registered in the name of DTC or its nominee in each case for credit to an account of a direct or indirect participant in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “-Exchange of Global Notes for Certificated Notes.”
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Exchange of Global Notes for Certificated Notes
The Global Notes are exchangeable for Certificated Notes in definitive, fully registered form without interest coupons only in the following limited circumstances:

a.
DTC (1) notifies us that it is unwilling or unable to act as a depositary for such Global Note or (2) ceases to be a clearing agency registered under the Exchange Act, and, in either case, we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days;

b.	we, at our option, notify the trustee in writing that we elect to cause the issuance of the Certificated Notes; or

c.	upon the occurrence of an event of default with respect to the Notes as described below.

In all cases, Certificated Notes delivered in exchange for any Global Notes or beneficial interests therein will be registered in such names as DTC shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Notes with like tenor and terms.
Depositary Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We do not take any responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:

a.	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

b.
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.
Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described above, owners of beneficial interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest, and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the Notes under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:

a.
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

b.	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee (nor any of our or its respective agents) will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such Notes to the Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Payment and Paying Agent
Payments on the Global Notes will be made in U.S. dollars by wire transfer. If we issue Notes in definitive form, the holders thereof will be able to receive payments of principal of and interest on their Notes at the office of our paying agent. Payment of principal of a Note in definitive form may be made only against surrender of the Note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of Note holders maintained by the registrar.
We will make any required interest payments to the person in whose name a Note is registered at the close of business on the record date for the interest payment.
The trustee will be designated as our paying agent for payments on the Notes. We may from time to time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
Notices
Any notices required to be given to the holders of the Notes will be given to DTC, as the registered holder of the Global Notes. In the event that the Global Notes are exchanged for Notes in definitive form, notices to holders of the Notes will be sent by first-class mail to the addresses that appear on the register of holders of Notes maintained by the registrar.
The Trustee
The trustee for the Notes is U.S. Bank National Association. The trustee’s current address is One California Street, Suite 1000, San Francisco, California 94111.
The indenture provides that, except during the continuance of an event of default, the trustee will perform only those duties that are specifically set forth in the indenture and no others. If an event of default has occurred and is continuing, the trustee shall exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
The indenture and provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign. We maintain ordinary course banking relationships with the trustee and its affiliates. In addition, U.S. Bancorp Investments, Inc., one of the underwriters of this offering, is an affiliate of the trustee under the indenture governing the Notes.
Governing Law
The indenture and the Notes, including any claim or controversy arising out of or relating to the indenture or the Notes, shall be governed by the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Notes to non-U.S. holders (as defined below) that acquire the Notes for cash at their original issue price pursuant to this offering. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as banks or other financial institutions, broker dealers, insurance companies, expatriates, tax-exempt organizations, persons who are required to accelerate the recognition of any item of income as a result of such income being recognized on an applicable financial statement, real estate investment trusts, regulated investment companies or persons that are, or hold their Notes through, partnerships or other pass-through entities) or to persons that hold their Notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any U.S. federal estate, gift, Medicare, alternative minimum tax or other non-income tax consequences or any state, local or foreign tax consequences. This summary deals only with persons who hold the Notes as capital assets within the meaning of the Code (generally, property held for investment). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.
Prospective holders should consult their tax advisors as to the particular U.S. federal income tax consequences to them of owning and disposing of the Notes, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.
A “non-U.S. holder” means any beneficial owner of a note (other than a partnership or other pass-through entity) that is not a “U.S. holder.” For this purpose, a “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes is, or is treated as, a citizen or individual resident of the United States, a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Payments of Interest
A non-U.S. holder will generally not be subject to U.S. federal income tax on interest paid or accrued on a note if: (1) the interest is not effectively connected with a U.S. trade or business (and, in the case of certain tax treaties, is also not attributable to a permanent establishment or fixed base within the United States); and (2) the non-U.S. holder satisfies the following requirements:

(1)	it does not actually or constructively, directly or indirectly, own 10% or more of our voting stock;

(2)	it is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and

(3)	it certifies to its non-U.S. status and that no withholding is required under FATCA (see discussion below) on an applicable IRS Form W-8.

Alternatively, a non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid or accrued on the Notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate).
If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will generally be subject to U.S. withholding tax on payments of stated interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed applicable IRS Form W-8).
Sale, Exchange or Other Taxable Disposition of the Notes
A non-U.S. holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption or other disposition of a note, unless:

(1)
the non-U.S. holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States); or

(2)	in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.
If the first exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange or other disposition of the Notes) exceed capital losses allocable to U.S. sources.
FATCA
Provisions under Sections 1471 through 1474 of the Code and applicable U.S. Treasury Regulations commonly referred to as “FATCA” generally impose withholding at a rate of 30% in certain circumstances on interest paid on the Notes that are held by or through (i) a “foreign financial institution” (within the meaning of the Code), whether such entity is the beneficial owner or an intermediary, unless such entity enters into, and complies with, an agreement with the IRS to report on an annual basis its “United States account” holders (within the meaning of the Code) and meets certain other specified requirements; or (ii) a “non-financial foreign entity” (within the meaning of the Code), unless such entity provides a certification that the beneficial owner of the payment does not have any “substantial United States owners” (within the meaning of the Code) or provides certain information with respect to each substantial U.S. owner and complies with certain other requirements. Accordingly, the entity through which the Notes are held will affect the determination of whether withholding under FATCA is required. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld. Investors should consult with their own tax advisors regarding these rules in their particular situations.

UNDERWRITING
Subject to the terms and conditions contained in an underwriting agreement dated           , 2020 between us and the underwriters named below, for whom BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each of the underwriters, and each underwriter has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
BofA Securities, Inc.
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
U.S. Bancorp Investments, Inc.
Total
The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters initially propose to offer the Notes to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriters propose initially to offer the Notes to certain dealers at a price that represents a concession not in excess of           % of the principal amount of the Notes. The underwriters may allow, and any such dealer may reallow, a concession not in excess of           % of the principal amount of the Notes to certain other dealers. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell Notes through certain of their affiliates.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Notes:

Paid by Us
Per Note
Total
Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $          million.
We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.
The Notes are a new issue of securities, and there is currently no established trading market for the Notes. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices you receive when you sell will be favorable. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
We expect that delivery of the Notes will be made to investors on or about           , 2020, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.
In connection with this offering of the Notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934, or the Exchange Act. Overallotment involves sales in excess of the aggregate principal amount of Notes offered pursuant to this prospectus supplement, which creates a syndicate short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the market prices of the Notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
From time to time in the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. For example, affiliates of some of the underwriters are lenders or agents under our revolving credit agreement.
As described in “Use of Proceeds,” we intend to use the net proceeds of this offering for general corporate purposes, which may include the refinancing or repayment of debt (including the $500 million aggregate outstanding principal amount of our 2021 Notes, which mature on March 15, 2021). Certain of the underwriters or their affiliates from time to time may hold a portion of our 2021 Notes and, as a result, may receive a portion of the net proceeds of this offering to the extent the net proceeds are used to fund such refinancing or repayment of our 2021 Notes. See “Use of Proceeds.”
In addition, from time to time, certain of the underwriters or their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and for persons or entities who have relationships with us, and may do so in the future. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters or their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments. In addition, U.S. Bancorp Investments, Inc., one of the underwriters of this offering, is an affiliate of the trustee under the indenture governing the Notes.
Offering Restrictions
Prohibition on Sales to European Economic Area and UK Retail Investors
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA or in the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
Each underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been, and neither will be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where any Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA, except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Notification under Section 309B(1) of the SFA-The Notes shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in circumstances that constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act or relevant laws and regulations of Taiwan that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.

VALIDITY OF THE NOTES
The validity of the Notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain legal matters, including the validity of the Notes, will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.
EXPERTS
The consolidated financial statements of Xilinx, Inc. appearing in Xilinx, Inc.’s Annual Report (Form 10-K) for the fiscal year ended March 28, 2020, and the effectiveness of Xilinx, Inc.’s internal control over financial reporting as of March 28, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
XILINX, INC.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
GUARANTEES
UNITS

We may offer, issue and sell, from time to time, and the selling securityholders identified in a prospectus supplement (the “selling securityholders”) may offer and sell, from time to time, together or separately, debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a prospectus supplement and/or any free writing prospectus, as applicable. The applicable prospectus supplement and any applicable free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “XLNX.” On May 6, 2020, the last reported sale price of our common stock on The Nasdaq Global Select Market was $85.24.
Investing in our securities involves certain risks. See “Risk Factors” on page 5 of this prospectus and in our filings with the Securities and Exchange Commission (the “SEC”), including Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020, incorporated by reference herein, as well as the other information included and incorporated by reference herein, and the risk factors and other information included and incorporated by reference in any applicable prospectus supplement and any applicable free writing prospectus, to read about factors you should consider before deciding to invest in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 8, 2020.
If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained or incorporated by reference in this document speaks only as of the date of this document or the date of the document incorporated by reference, unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be found throughout this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein, which may include discussions concerning our development efforts, strategy, new product introductions, backlog, litigation and other matters, including potential risks and other statements regarding the COVID-19 pandemic. Forward-looking statements involve numerous known and unknown risks and uncertainties and are based on current expectations that could cause actual results to differ materially and adversely from those expressed or implied. Such risks include, but are not limited to, those discussed throughout this prospectus as well as under “Risk Factors” beginning on page 5 and elsewhere in this prospectus, and in our filings with the SEC, including Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020. Often, forward-looking statements can be identified by the use of forward-looking words, such as “may,” “will,” “could,” “should,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “would,” “intend,” “project” and other similar terminology, or the negative of such terms. We disclaim any responsibility to update or revise any forward-looking statement provided in this prospectus supplement or in any of our other communications for any reason.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. Under the shelf registration process, we may, from time to time, offer, issue and sell, and the selling securityholders may, from time to time, offer and sell, together or separately, any combination of the securities described in the registration statement in one or more offerings. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules or regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
The types of securities that may be offered, issued and sold, from time to time, pursuant to this prospectus, are:

•	debt securities;

•	common stock;

•	preferred stock;

•	warrants;

•	depositary shares;

•	purchase contracts;

•	guarantees; and

•	units consisting of any of the securities listed above.
This prospectus provides you with a general description of some of the securities we may offer. Each time we or the selling securityholders sell securities pursuant to this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe specific information about the offering and the terms of the particular securities being offered. In each prospectus supplement and/or any free writing prospectus, as applicable, we will include the following information, if applicable:

•	the type and amount of securities proposed for sale;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which the securities will be sold;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.
The prospectus supplement and/or any free writing prospectus may also add, update or change information contained in this prospectus. This prospectus, together with any applicable prospectus supplement and/or any applicable free writing prospectus, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in any such prospectus supplement and/or any such free writing prospectus, you should rely on the information in such prospectus supplement and/or any such free writing prospectus. Wherever references are made in this prospectus to information that will be included in a prospectus supplement and/or any free writing prospectus, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
Please read carefully this prospectus and applicable prospectus supplement and any applicable free writing prospectus together with the additional information described below under the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

THE COMPANY
Xilinx, Inc., a Delaware corporation (“Xilinx,” “Company,” “Registrant,” “we,” “us” and “our”), designs and develops programmable devices and associated technologies, including:

•
integrated circuits (ICs) in the form of programmable logic devices (PLDs), including programmable System on Chips (SoCs), three-dimensional ICs (3D ICs) and Adaptive Compute Acceleration Platform (ACAP): a highly integrated multi-core heterogeneous compute platform;

•	software design tools to program the PLDs;

•	software development environments and embedded platforms;

•	targeted reference designs;

•	printed circuit boards; and

•	intellectual property (IP), which consists of Xilinx and various third-party verification and IP cores.
In addition to its programmable platforms, Xilinx provides design services, customer training, field engineering and technical support.
Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies – from the endpoint to the edge to the cloud. Xilinx is the inventor of field programmable gate arrays (FPGA), hardware programmable SoCs and ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. Our product portfolio is designed to provide high integration and quick time-to-market for electronic equipment manufacturers in sub-markets such as data center, wireless, wireline, aerospace and defense, test, measurement and emulation, industrial, scientific and medical, automotive, audio, video and broadcast and consumer.
We sell our products and services through independent domestic and foreign distributors and through direct sales to original equipment manufacturers (OEMs) and electronic manufacturing service providers (EMS). Sales are generated by these independent distributors, independent sales representatives or our direct sales organization.
Xilinx was founded and incorporated in California in February 1984. In April 1990, the Company was reincorporated in Delaware. Our corporate facilities and executive offices are located at 2100 Logic Drive, San Jose, California 95124, and our website address is www.xilinx.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus, and any such information should not be relied upon in connection with any investment decision to purchase any securities.

RISK FACTORS
Investing in our securities involves various risks. You are urged to carefully read and consider the risk factors set forth or incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus and in our filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020, incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement and/or any applicable free writing prospectus. Unless otherwise specified in the applicable prospectus supplement and/or any applicable free writing prospectus, we will not receive any proceeds from the sale of securities by the selling securityholders.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of indenture which we have filed as an exhibit to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indenture, and any supplemental indenture or officer’s certificate related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement and/or any applicable free writing prospectus. The applicable prospectus supplement and/or any applicable free writing prospectus may add to, update or change the terms of such debt securities from those described below.
The debt securities sold under this prospectus will be direct obligations of Xilinx, unless otherwise stated in an applicable prospectus supplement and/or any applicable free writing prospectus. Such debt securities may be secured or unsecured, and may be senior or subordinated indebtedness, in each case as stated in an applicable prospectus supplement and/or any applicable free writing prospectus. Our debt securities will be issued under an indenture between us and a trustee. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of certain anticipated provisions of the indenture and are not complete. As used in the following description, terms not otherwise defined herein will have the meanings assigned to them in the indenture.
General
We may issue debt securities that are “senior,” “senior subordinated” or “junior subordinated.” The debt securities that we refer to as “senior” will be direct obligations of Xilinx and will be equal in priority with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that may be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement and/or any applicable free writing prospectus, and may be equal in priority with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” debt securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated debt securities. These would be “junior subordinated” debt securities.
We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures or officer’s certificates. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional debt securities of that series.
We anticipate that the indenture will provide that we may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.
The applicable prospectus supplement and/or any applicable free writing prospectus will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior debt securities, senior subordinated debt securities or junior subordinated debt securities;

•	the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

•
the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

•	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest may accrue and any interest payment dates and any related record dates;

•	any sinking fund requirements;

•	any provisions for redemption or repurchase, including the redemption or repurchase price;

•	whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

•
whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated or book-entry form;

•
whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof, and, if in bearer form, the denominations and terms and conditions relating thereto;

•
whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global debt security may be exchanged, in whole or in part, for the individual debt securities represented by the global debt security;

•	any addition or change to the provisions relating to the legal defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

•
whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	the guarantee provisions, if any, relating to the debt securities;

•	the subordination provisions, if any, relating to the debt securities;

•	any restriction or condition on the transferability of debt securities;

•	any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

•	any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•
any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture; and

•
any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any applicable prospectus supplement and/or any applicable free writing prospectus, with respect to such series).

We will describe in the applicable prospectus supplement and/or any applicable free writing prospectus any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement and/or free writing prospectus.
We may issue debt securities at less than the principal amount payable at maturity. We refer to these debt securities as “original issue discount” debt securities. If material or applicable, we will describe in the applicable prospectus supplement and/or any applicable free writing prospectus special U.S. federal income tax considerations applicable to original issue discount debt securities.
Except as may be described in any prospectus supplement and/or any applicable free writing prospectus, the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “—Merger, Consolidation or Sale of Assets.” The Company’s certificate of incorporation also contains other provisions which may prevent or limit a change of control. See “Description of Capital Stock.” You should review carefully the applicable prospectus supplement and any applicable free writing prospectus for information with respect to events of default and covenants applicable to the debt securities being offered.
Denominations and Interest
Unless otherwise described in the applicable prospectus supplement and/or any applicable free writing prospectus, we will issue debt securities of any series that are registered debt securities in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.
Unless otherwise specified in the applicable prospectus supplement and/or any applicable free writing prospectus, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global debt securities, in accordance with the procedures of the depositary for such debt securities.
Certain Covenants
If debt securities are issued, the indenture, as supplemented by any supplemental indenture or officer’s certificate related to the particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement and/or applicable free writing prospectus. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement or any free writing prospectus relating to such series of debt securities.
SEC Reports
The indenture provides that we agree to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Such information, documents and other reports shall be deemed filed with the trustee at the time such information, documents and other reports are publicly filed with the SEC.
Merger, Consolidation or Sale of Assets
The indenture provides that we shall not consolidate with or merge into any other person or sell, convey or lease all or substantially all of our assets to any other person unless:

(1)
Xilinx shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than Xilinx) formed by such consolidation or merger or to which such sale, conveyance or lease is made shall be a person organized under the laws of the U.S., any State thereof or the District of Columbia,

(2)
the Surviving Person (if other than Xilinx) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by Xilinx,

(3)	immediately after giving effect to such transaction, no default or event of default shall have occurred and be continuing, and

(4)
Xilinx shall deliver, or cause to be delivered, to the trustee, an officer’s certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, conveyance or lease of all the assets of one or more subsidiaries of Xilinx, which assets, if held by Xilinx instead of such subsidiaries, would constitute all or substantially all the assets of Xilinx on a consolidated basis, shall be deemed to be the transfer of all or substantially all the assets of Xilinx.
Notwithstanding the foregoing, (i) any subsidiary may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its assets to Xilinx or another subsidiary and (ii) Xilinx may merge with an affiliate incorporated solely for the purpose of and with the sole effect of reincorporating or reorganizing Xilinx in another state of the United States.
Events of Default
Each of the following constitutes an event of default with respect to a particular series of debt securities:

(1)	default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, upon optional redemption or upon required repurchase,

(2)
default in the payment of interest on any debt security of such series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of such defaulted payment (including applicable interest, if any, on such payment) is deposited by us with the trustee or with a paying agent prior to the expiration of such 30-day period),

(3)
our failure to comply with any of our covenants or agreements in the indenture (other than a covenant or agreement that does not apply to such series of debt securities) or in any supplemental indenture or officer’s certificate for the debt securities of such series (other than a failure that is subject to the foregoing clause (1) or (2)) and our failure to cure (or obtain a waiver of) such default and such failure continues for 90 days after written notice is given to us as provided below,

(4)	certain events of bankruptcy, insolvency or reorganization affecting us with respect to such series, and

(5)	any other event of default described as may be specified in the applicable prospectus supplement any applicable free writing prospectus with respect to such series.
A default under clause (3) with respect to a particular series of debt securities is not an event of default with respect to such debt securities until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
If an event of default with respect to a particular series of debt securities (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us with respect to such series) shall have occurred and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal amount of and all accrued and unpaid interest, if any, to, but excluding, the date of acceleration on all the debt securities of such series then outstanding to be due and payable immediately, by a notice in writing to us (and to the trustee, if given by holders of such debt securities of such series) specifying the event of default, and upon such declaration in compliance with the indenture such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable.. At any time after any such declaration of acceleration with respect to the debt securities of such series has been made, but before a judgment or decree for payment of the money due on acceleration has been obtained by the trustee as provided in the indenture, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding, by notice to us and the trustee, may rescind and annul such acceleration and its consequences and waive such event of default if all events of default with respect to such series, other than the non-payment of accelerated principal, and interest, if any, with respect to the debt securities of such series have been cured or waived as provided in the indenture. In case an event of default with respect to a particular series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization with respect to us with respect to such series shall occur, the principal amount of all of the debt securities of such series then outstanding, plus accrued and unpaid interest, with respect to the debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of such series.
If we exercise our legal defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clause (3) (with respect to the restrictive covenants applicable to the debt securities of such series) or clause (5) (as it may be specified in the terms of the debt securities of such series).
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of any series, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a particular series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(1)	such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series,

(2)
the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and offered indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee, and

(3)
the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and premium, if any, or interest on, such debt security on or after the respective due dates expressed in such debt security.
The indenture provides that if a default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee, the trustee must send, by first class mail (or, in the case of global debt securities, electronically through the procedures of the depositary for such global debt securities), to each holder of debt securities of such series notice of the default within 90 days after it occurs. The trustee may withhold the notice if and so long as it in good faith determines that withholding notice is in the interest of the holders of the debt securities of such series.
The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a written statement of an officer regarding compliance with the indenture. Within 30 days after the occurrence of any default or event of default, we are required to deliver to the trustee written notice in the form of an officer’s certificate a statement specifying its status and what actions we are taking or propose to take with respect thereto.
Modification and Waiver
Modifications and amendments of the indenture may be made by us for such series of debt securities and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by such modification or amendment.
No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

•	reduce the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver,

•	reduce the rate of or extend the time of payment for interest on such debt security,

•
reduce the principal amount or extend the stated maturity of such debt security (provided that this shall not apply to any change in optional or mandatory repurchase provisions or any change in redemption notice periods),

•
reduce the redemption price of such debt security or add redemption provisions to such debt security (provided that this shall not apply to any change in optional or mandatory repurchase provisions or any change in redemption notice periods),

•	make such debt security payable in money other than that stated in the indenture or the debt security, or

•	impair the right to receive, and to institute suit for the enforcement of, any payment with respect to such debt security.
Without the consent of any holder, we and the trustee may amend the indenture to, among other things, provide for the assumption by a successor of our obligations under the indenture as permitted thereunder; establish the forms or terms of debt securities of any series; provide for the issuance of additional debt securities of any series, subject to any limitations set forth in the terms of such series; add guarantees or security with respect to any series of debt securities or confirm and evidence the release, termination or discharge of any guarantee or security interest in accordance with the indenture; comply with the requirements of the SEC in connection with the qualification and maintenance of qualification under the Trust Indenture Act and comply with the rules of any applicable securities depositary; conform the text of the indenture or the debt securities to any description thereof in this prospectus, any prospectus supplement or any free writing prospectus; cure any ambiguity, omission, defect or inconsistency; add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt securities entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such debt security outstanding; or make any other change that does not adversely affect the rights of any holder in any material respect.
The holders of a majority in principal amount of the outstanding debt securities of a particular series affected may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of a particular series may waive any past default with respect to such series under the indenture, except a default in the payment of accelerated principal, premium, if any, or interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.
Governing Law
Any issued debt securities and the indenture will be governed by the laws of the State of New York.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
Each trustee may resign or be removed with respect to one or more series of debt securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Repurchases on the Open Market
We or any of our affiliates may, at any time or from time to time, repurchase any debt security on the open market or otherwise. Such debt securities may, at our option or at the option of our relevant affiliate, be held, resold or surrendered to the trustee for cancellation. Any notes held by us or one of our subsidiaries will be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of note holders.
Defeasance
We may terminate at any time all our obligations with respect to the debt securities of a particular series and the indenture as it applies to such series, which we refer to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series. We may also terminate at any time our obligations with respect to the restrictive covenants applicable to the debt securities of a particular series, which we refer to as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.
The legal defeasance option or the covenant defeasance option with respect to the debt securities of a particular series may be exercised only if:

(1)
we irrevocably deposit in trust with the trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the debt securities of such series to maturity that is sufficient to pay principal and interest when due on all the debt securities of such series to maturity,

(2)
no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit (other than, if applicable, a default or event of default with respect to the debt securities of such series resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith),

(3)
such legal defeasance or covenant defeasance does not constitute a default under any other material agreement binding us (other than, if applicable, a default resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith),

(4)	in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

(a)	we have received from, or there has been provided by, the IRS a ruling, or

(b)	since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that, and based thereon such opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

(5)
in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(6)
we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as applicable, relating to the debt securities of such series have been complied with as required by the indenture.

Notwithstanding the foregoing, the requirements of clause (4) above with respect to a legal defeasance need not be complied with if all securities of the series with respect to which legal defeasance is being exercised that have not theretofore been delivered to the trustee for cancellation (x) have become due and payable or (y) will become due and payable within one year on the maturity date or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee.
Discharge of the Indenture
When (i) we deliver to the trustee all outstanding debt securities of a particular series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a particular series have become due and payable, whether at maturity or as a result of the sending of a notice of redemption as described above (or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption), and we irrevocably deposit with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including principal of, premium, if any, and interest thereon, and if in either case we pay all other sums related to the debt securities of such series payable under the indenture by us, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the debt securities of such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on our demand accompanied, in the case of clause (ii) of this paragraph, by an officer’s certificate and an opinion of counsel.
Subordination
We will describe in the applicable prospectus supplement and/or any applicable free writing prospectus the terms and conditions, if any, upon which any series of senior subordinated debt securities or junior subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the “senior indebtedness” with respect to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

•	provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.
Global Debt Securities
We may issue the debt securities of a series in whole or in part in the form of one or more registered global debt securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and/or any applicable free writing prospectus and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global debt securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global debt security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global debt security may not be transferred except as a whole:

•	by the depositary for such registered global debt security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement and/or any free writing prospectus relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global debt security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•
ownership of beneficial interests in a registered global debt security will be limited to persons that have accounts with the depositary for the registered global debt security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global debt security, the depositary for the registered global debt security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global debt security beneficially owned by the participants;

•	any underwriters, dealers or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•
ownership of any beneficial interest in the registered global debt security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global debt securities.
So long as the depositary for a registered global debt security, or its nominee, is the registered owner of the registered global debt security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global debt security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global debt security:

•	will not be entitled to have the debt securities represented by a registered global debt security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global debt security must rely on the procedures of the depositary for the registered global debt security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global debt security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global debt security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global debt security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global debt security. Neither we nor the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global debt security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global debt security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global debt security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
No registered global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global debt security in whole or in part may be registered, in the name of any person other than the depositary for such registered global debt security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global debt security or has ceased to be a clearing agency registered under the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (ii) an event of default shall have occurred and be continuing with respect to debt securities of such series, (iii) we determine (subject to the depositary’s procedures) not to have the debt securities of such series represented by a global debt security, or (iv) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement and/or any applicable free writing prospectus. In any such case, the affected registered global debt security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.
We currently anticipate that certain registered global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a “banking organization” within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global debt securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement and/or any applicable free writing prospectus relating to that particular series of debt securities.
We may also issue bearer debt securities of a series in the form of one or more global debt securities, referred to as “bearer global debt securities.” We currently anticipate that we will deposit these bearer global debt securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement and any free writing prospectus relating to that series. The prospectus supplement and any free writing prospectus relating to a series of debt securities represented by a bearer global debt security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global debt security, with respect to the portion of the series represented by a bearer global debt security.

Neither we nor the trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
None of Xilinx, or any underwriter, dealer, agent, trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records.

DESCRIPTION OF CAPITAL STOCK
General
Under Xilinx’s certificate of incorporation, Xilinx is authorized to issue up to 2,000,000,000 shares of common stock and up to 2,000,000 shares of preferred stock. As of, May 6, 2020, we had outstanding 243,160,766 shares of common stock and no preferred stock.
Common Stock
Our common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of Xilinx. Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to a vote of stockholders of Xilinx. The holders of common stock are entitled to receive dividends, if any, as and when declared from time to time by the board of directors of Xilinx out of funds legally available therefore. Upon liquidation, dissolution or winding up of the affairs of Xilinx, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of Xilinx available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable.
Preferred Stock
Our board of directors has the authority, without further action by the stockholders, to issue, from time to time, shares of preferred stock in one or more series. Our board of directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series of preferred stock.
Delaware Anti-Takeover Law and Charter and Bylaw Provisions
Provisions of Delaware law and our charter documents could make the acquisition of us and the removal of incumbent officers and directors more difficult.
Delaware Takeover Statute
We are governed by Section 203 of the Delaware General Corporation Law (“Section 203”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers or which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three-year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
Undesignated Preferred Stock
Under our certificate of incorporation, our board of directors has the power to authorize the issuance of up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by the common stockholders. The issuance of preferred stock may:

•	delay, defer or prevent a change in control;

•	discourage bids for the common stock at a premium over the market price of our common stock;

•	adversely affect the voting and other rights of the holders of our common stock; and

•	discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit increases in the market price of our shares that could result from actual or rumored takeover attempts.
Advance Notice Provisions
Our bylaws establish advance notice procedures for stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
Special Meeting Requirements
Our bylaws provide that a special meeting of our stockholders may be called at any time by our board of directors, the chairman of our board of directors, our president or our secretary; provided that our secretary shall call a special meeting of the stockholders only upon written request in proper form of one or more of our stockholders that has or have owned continuously for at least one year a number of shares of our common stock that represents not less than 25% of our outstanding common stock as of the date of such request.
Cumulative Voting
Neither our certificate of incorporation nor bylaws provides for cumulative voting in the election of directors. These provisions may deter a hostile takeover or delay a change in control or management of Xilinx.

No Action by Stockholder Consent
Xilinx’s certificate of incorporation provides that no action shall be taken by the stockholders of Xilinx except at an annual or special meeting of the stockholders and no action shall be taken by the stockholders by written consent.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170, College Station, TX 77842 and its phone number is (781) 575-2879.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through broker-dealers (acting as agent or principal);

•	directly by us or by selling securityholders to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.
The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The Nasdaq Global Select Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, a selling securityholder or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the applicable prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
Except as indicated in the applicable prospectus supplement and any applicable free writing prospectus, the securities are not expected to be listed on a securities exchange or market, except for our common stock, which is listed on The Nasdaq Global Select Market, and any underwriters or dealers will not be obligated to make a market in the securities.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement and/or free writing prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS
The validity of the securities being offered in this prospectus and any related prospectus supplement and/or free writing prospectus is being passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement and/or free writing prospectus.
EXPERTS
The consolidated financial statements of Xilinx, Inc. appearing in Xilinx, Inc.’s Annual Report (Form 10-K) for the fiscal year ended March 28, 2020, and the effectiveness of Xilinx, Inc.’s internal control over financial reporting as of March 28, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.xilinx.com. You may also obtain from the SEC, through the SEC’s website, and from our website, a copy of the registration statement, including exhibits, that we have filed with the SEC to register the securities offered under this prospectus. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus, and any such information should not be relied upon in connection with any investment decision to purchase any securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020;

•
Portions of the Definitive Proxy Statement for the 2019 Annual Meeting of Stockholders of Xilinx on Schedule 14A, filed with the SEC on June 21, 2019, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended March 30, 2019, filed with the SEC on May 10, 2019;

•	Current Report on Form 8-K, filed with the SEC on April 9, 2020; and

•
The description of our common stock set forth in its Registration Statement on Form 8-A filed with the SEC on April 27, 1990, including any amendment or report subsequently filed for the purpose of updating such description including Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 28, 2020, filed with the SEC on May 8, 2020.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the applicable securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. However, we are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any future current report on Form 8-K that we may file with the SEC.
You may obtain copies of any of these filings, to the extent they were or are filed electronically, through the SEC’s or our website as described above under the section entitled “Where You Can Find More Information.” Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus, and any such information should not be relied upon in connection with any investment decision to purchase any securities.
Documents incorporated by reference are also available, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by calling us at the following address and telephone number:
Xilinx, Inc.
2100 Logic Drive
San Jose, California 95124
(408) 559-7778

$                        % Senior Notes Due

P R O S P E C T U S S U P P L E M E N T

BofA Securities	Morgan Stanley	Wells Fargo Securities

Barclays	Citigroup	US Bancorp

May          , 2020